                                                           Exhibit No. EX-99.m

                    DISTRIBUTION PLAN OF THE BARRETT FUNDS
                    (Relating to the Barrett Growth Fund)

     The following  Distribution  Plan (the "Plan") has been adopted pursuant to
Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act")
by The Barrett Funds (the "Trust") for the use of The Barrett Growth Fund series of the Trust (the "Fund"). The Plan has been approved by a majority of the Board of Trustees  of the Trust,  including  a majority  of the  Trustees  who are not interested  persons  of the Trust and who have no direct or  indirect  financial interest in the operation of the Plan (the "non-interested  trustees"),  cast in person at a meeting called for the purpose of voting on such Plan.

     In reviewing the Plan, the Board of Trustees concluded that adoption of the
Plan  would  be  prudent  and  in  the  best  interests  of  the  Fund  and  its shareholders.  Such approval  included a  determination  that in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a  reasonable  likelihood  that  the  Plan  will  benefit  the  Fund  and its shareholders.

      The provisions of the Plan are:

     1. (a) The Trust shall reimburse the Investment Manager, the Distributor or others for expenses  incurred by such parties in the promotion and  distribution of the  shares of the Fund,  including  but not  limited  to,  the  printing  of prospectuses  and reports used for sales  purposes,  expenses of  preparation of
sales   literature   and   related   expenses,    advertisements,    and   other
distribution-related  expenses,  as  well  as  any  distribution  fees  paid  to securities  dealers or others who have executed a servicing  agreement  with the
Trust or the Distributor on behalf of the Fund, which form of agreement has been approved from time to time by the Board, including the non-interested trustees.

     (b) The maximum amount which may be reimbursed by the Fund pursuant to this
Plan  shall be 0.25% per annum of the  Fund's  average  daily net  assets.  Such reimbursement shall be paid on a monthly or quarterly basis as determined by the
Board.  In no event,  shall the  payments  made under this Plan,  plus any other payments deemed to be made pursuant to the Plan,  exceed the amount permitted to be paid pursuant to the Conduct Rules of the National  Association of Securities
Dealers, Inc.

     2. The  Investment  Manager and  Distributor  shall collect and monitor the documentation of payments made under Paragraph 1, and shall furnish to the Board of Trustees of the Trust,  for their  review,  on a quarterly  basis,  a written report of the monies reimbursed to them and others,  and the purpose of any such payment  made,  under the Plan as to the Fund,  and shall  furnish  the Board of
Trustees of the Trust with such other  information  as the Board may  reasonably request in  connection  with the payments  made under the Plan as to the Fund in order to enable  the Board of  Trustees  to make an  informed  determination  of whether the Plan should be continued.

     3. The Plan  shall  continue  in effect  for a period of more than one year only so long as such  continuance is specifically  approved at least annually by the Trust's Board of Trustees,  including the non-interested  trustees,  cast in person at a meeting called for the purpose of voting on the Plan.

     4. The Plan, or any  agreements  entered into related to this Plan,  may be terminated  at any time,  without  penalty,  on not more than  sixty  (60) days'
written  notice  by  (a)  the  vote  of a  majority  of the  outstanding  voting securities  of the  Fund,  (b) the  vote  of a  majority  of the  non-interested trustees,  on not  more  than  sixty  (60)  days'  written  notice,  or (c)  the
Distributor.

     5. The Plan and any  agreements  entered into pursuant to this Plan may not be  amended  to  increase  materially  the  amount  to be spent by the Trust for distribution pursuant to Paragraph 2 above without approval by a majority of the
Trust's outstanding voting securities.

     6. All material  amendments  to the Plan,  or any  agreements  entered into pursuant to this Plan, shall be approved by the non-interested  trustees cast in person at a meeting called for the purpose of voting on any such amendment.

     7. So long as the Plan is in effect,  the selection  and  nomination of the non-interested  trustees of the Trust shall be  committed to the  discretion  of such non-interested trustees.

      8.    This Plan shall take effect on the 5th day of February, 2001.